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                                                                    EXHIBIT 23.3


                      [MILLER AND LENTS, LTD. LETTERHEAD]



                                 May 14, 1997


Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, TX 75102

                          Re:  Securities and Exchange Commission
                               Form S-4 Registration Statement, No. 333-26603

Gentlemen:

        The firm of Miller and Lents, Ltd. consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Cross Timbers Oil Company Form S-4 Registration Statement, No. 333-26603, and to reference to our Firm in such registration statement.

        Miller and Lents, Ltd. has no interests in Cross Timbers Oil Company or any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Cross Timbers Oil Company. We are not employed by Cross Timbers Oil Company on a contingent basis.

                          Yours very truly

                          MILLER AND LENTS, LTD.


                          By
                            -------------------------------------
                            James C. Pearson
                            President